AMENDMENT NO. 1
TO
NOTE PURCHASE AGREEMENT

This Amendment No. 1 to the Note Purchase Agreement, dated as of July 15, 2008 (this “Amendment”) amends that certain Note Purchase Agreement, entered into as of July 7, 2008, by and among Driftwood Ventures, Inc., a Delaware corporation (the “Company”) and the purchasers listed on the schedule thereto (the “Note Purchase Agreement”) (capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Note Purchase Agreement).

RECITALS

WHEREAS, pursuant to the Note Purchase Agreement, the Company commenced a financing to raise up to $7,000,000 through the sale of senior secured convertible notes to certain investors (the “Notes”), which notes are convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) (the “Financing”); and

WHEREAS, in connection with the Financing, the Company agreed to issue to the investors in the Financing, warrants to purchase an aggregate of up to 6,363,636 shares of Common Stock at an exercise price of $0.01 per share (the “Warrants”); and

WHEREAS, the parties to the Note Purchase Agreement desire to amend certain provisions of the Note Purchase Agreement to: (i) increase the aggregate principal amount of Notes that the Company may issue and sell in the Financing to up to $9,000,000; (ii) increase the aggregate number of Warrants that the Company may issue in the Financing to up to 8,181,818; and (iii) extend the Financing until July 31, 2008.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged by the parties hereto, the undersigned parties do hereby agree as follows:

AGREEMENT

1.
The first Recital of the Note Purchase Agreement is hereby amended by deleting the words “at least $7,000,000.00” from line 2, and inserting “up to $9,000,000.00” in its place, such that the amended Recital reads as follows: “WHEREAS, the Company has requested that the Purchasers make loans to the Company in the aggregate principal amount of up to $9,000,000.00;”.

2.
The following Recital is hereby added to the Note Purchase Agreement after the first Recital: “WHEREAS, as partial inducement to make such loans to the Company, the Company desires to issue to the Purchasers an aggregate of up to 8,181,818 warrants to purchase common stock of the Company;”.

3.
Lines 1 and 2 of Section 2(b) of the Note Purchase Agreement are hereby amended by deleting “July 15, 2008” and inserting “July 31, 2008” in its place, such that the relevant portion of the amended Section 2(b) reads as follows: “At any time and from time to time on or before July 31, 2008, the Company may issue additional Notes to one or more additional persons or entities….”

4.
Section 8(e) of the Note Purchase Agreement shall be deleted and replaced with the following: “Use of Proceeds. The Purchasers acknowledge and agree that the Company will use the proceeds of loans made by the Purchasers hereunder for the purchase of senior secured convertible notes in Green Screen Interactive Software, Inc. (“Green Screen”) in accordance with the terms and conditions of the documents governing that transaction, and, if required, for additional operating capital for the Company or Green Screen.”

5.
Except as otherwise set forth herein, the Note Purchase Agreement shall remain in full force and effect without change or modification. This Amendment, the Note Purchase Agreement and other agreements related to the Note Purchase Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and current understandings and agreements, whether written or oral, with respect to such subject matter. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Amendment are for convenience of reference only and shall not alter, limit or otherwise affect the meaning hereof. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument, and shall bind and inure to the benefit of the parties and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf as of the date first written above.

COMPANY:

DRIFTWOOD VENTURES, INC.

By:	/s/ Charles Bentz
Name: Charles Bentz
Title: Chief Financial Officer

PURCHASERS:

TRINAD CAPITAL MASTER FUND, LTD.

By:	/s/ Jay Wolf
Name: Jay Wolf
Title: Managing Director of Trinad Management, LLC, its Manager

BACK BAY LLC

By:	/s/ Howard Smuckler
Name: Howard Smuckler
Title: Chief Financial Officer

CIPHER 06 LLC

By:	/s/ Jason Adelman
Name: Jason Adelman
Title: Managing Member